EXHIBIT 99.1


February 22, 2001

FROM:                                                    FOR:
Padilla Speer Beardsley Inc.                             Donaldson Company, Inc.
224 Franklin Avenue West                                 P.O. Box 1299
Minneapolis, MN  55404                                   Minneapolis, MN 55440


Tony Carideo                                             Rich Sheffer
(612) 872-3720                                           (952) 887-3753


FOR IMMEDIATE RELEASE
---------------------

                       DONALDSON COMPANY ANNOUNCES RECORD
                      SECOND-QUARTER AND SIX-MONTH RESULTS

SECOND QUARTER REVENUE UP 8 PERCENT AND 13 PERCENT YEAR-TO-DATE, AIDED BY ACQUISITIONS; INDUSTRIAL SALES REMAIN STRONG, UP 42 PERCENT IN THE SECOND QUARTER AND UP 43 PERCENT YEAR-TO-DATE; EPS AT 40 CENTS, UP 8 PERCENT

         MINNEAPOLIS, Feb. 22 -- Donaldson Company, Inc. (NYSE: DCI), today reported record revenue of $279.6 million for its second fiscal quarter ended January 31, 2001. Revenue for the quarter was up 7.9 percent from $259.3 million in the same period last year; excluding the impact of businesses acquired in the prior year, revenue was up 1.5 percent. Net earnings were $18.1 million, up 4.0 percent from $17.4 million last year. Diluted net earnings per share of 40 cents were up 8.1 percent from 37 cents in the prior year.
         For the six-month period, the company reported record revenue of $569.5 million, up 12.6 percent from $505.8 million last year. Excluding the impact of businesses acquired in the prior year, revenue was up 4.7 percent. Net earnings were $34.9 million, an increase of 1.4 percent from $34.4 million last year. Diluted net earnings per share of 77 cents were up 5.5 percent from 73 cents last year.
         "Business conditions in the first half of fiscal 2001 were challenging, but we believe that we've performed very well," said William Van Dyke, chairman, president and chief executive officer. "We absorbed significant plant rationalization costs, turmoil in the North American heavy truck market, integration of our largest acquisition to date, pressure from the strong U.S. dollar and still achieved solid growth over the prior record year."

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Donaldson Company, Inc.
February 22, 2001
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         The impact of foreign currency translation, mainly due to the continued
weakness of the Euro against the U.S. dollar, resulted in a decrease in net sales of $9.9 million from the second quarter last year and a decrease in net earnings of $0.8 million for the quarter. Year-to-date, foreign currency translation has resulted in a decrease in net sales of $18.2 million and a decrease in net earnings of $1.1 million. Excluding the effect of foreign currency translation, local currency revenues outside the U.S. increased almost 31 percent in the quarter and 35 percent year-to-date, which would have resulted in a worldwide revenue increase of 11.7 percent in the quarter and 16.2 percent year-to-date.
         Gross margin was 30.9 percent, an improvement from 30.7 percent in the same period in the prior year, and a significant improvement from the first quarter gross margin of 29.7 percent. The improvement in gross margin over the first quarter was driven by higher margins in the Industrial Products segment. Year-to-date, gross margin was 30.2 percent versus 30.3 percent last year.
         Operating expenses were 21.0 percent of sales, up from 20.6 percent last year. Year-to-date, operating expenses were 20.5 percent of sales versus
20.2 percent last year. The increase in the operating expense percentage was driven by last year's DCE acquisition, which has a higher operating expense percentage than the company's base businesses. Excluding DCE, the operating expense percentage was in line with prior year results.
         Operating income of $27.5 million was up 5.0 percent from $26.2 million in the second quarter last year. Operating margin for the quarter was 9.8 percent, down from 10.1 percent reported for the second quarter in the prior year. Year-to-date, operating income was $55.4 million, up 7.9 percent from $51.3 million last year. Operating margin was 9.7 percent versus 10.1 percent last year.
         Other income for the quarter increased to $1.6 million, up $1.1 million, which included a gain on the sale of the laminar flow product line. Year-to-date, other income was $0.8 million, a decrease of $0.5 million.
Interest expense increased to $3.2 million, up $1.4 million, reflecting the higher short-term debt levels related to last year's acquisitions. Year-to-date, interest


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Donaldson Company, Inc.
February 22, 2001
Page 3


expense was $6.3 million, up $2.9 million from last year. The income tax rate for the quarter and year-to-date was 30 percent, unchanged from fiscal 2000.
         EBITDA for the quarter was $37.4 million, an increase of 10.2 percent compared to $33.9 million last year. Year-to-date, EBITDA was $74.3 million, an increase of 11.8 percent compared to $66.4 million last year.
         Year-to-date, cash generated by operations was $26.4 million. The cash generated, plus additional debt of $8.1 million, provided the funding for capital expenditures of $15.3 million, the repurchase of $10.3 million of stock and the payment of $6.4 million in dividends.

BACKLOG
         Total backlog of $352 million was up 21 percent from the same period last year and up 12 percent from the prior quarter end. In the Industrial Products segment, total backlog increased 61 percent from the same period last year and 23 percent from the prior quarter end. In the Engine Products segment, total backlog decreased 6 percent from the same period last year but increased 2 percent from the prior quarter end.
         Hard order backlog - goods scheduled for delivery in 90 days - totaled $173 million, up 4 percent from the same period last year but down 6 percent from the prior quarter end. In the Industrial Products segment, hard order backlog increased 25 percent from the same period last year but decreased 13 percent from the prior quarter end. The 13 percent drop reflects exceptionally strong second quarter sales compared to the same quarter last year and the first quarter this year (sales were up 42 percent and 15 percent respectively). In the Engine Products segment, hard order backlog decreased 9 percent from the same period last year but increased 2 percent from the prior quarter end.


INDUSTRIAL PRODUCTS SEGMENT
         Industrial product sales for the second quarter were a record $141.0 million, an increase of 42.4 percent from $99.0 million in the prior year. Excluding the acquisition of DCE, sales were up 25.8 percent to $124.6 million compared to the second quarter in the prior year. Year-


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Donaldson Company, Inc.
February 22, 2001
Page 4


to-date, revenues were a record $263.7 million, an increase of 43.0 percent from $184.4 million in the prior year. Excluding the acquisition of DCE, year-to-date sales were up 25.3 percent to $231.1 million.
         Gas turbine product sales grew 60 percent in the quarter and are up 62 percent year-to-date. Gas turbine product sales continued their extraordinary growth as the California power crisis highlighted a growing need to bring additional power generation resources on line throughout the United States.
         Dust collection product sales grew 47 percent in the quarter and are up 52 percent year-to-date. Excluding the acquisition of DCE, sales in dust collection products increased by 4 percent in the quarter and 9 percent year-to-date. Growth rates for U.S. dust collection product sales slowed in the second quarter as U.S. industrial production softened, especially in the automotive sector. The continued weakness of the Euro versus the Pound Sterling contributed to sluggish sales in Europe. Sales growth was strong in Asia, particularly Japan and Hong Kong.
         Sales of special application products increased 16 percent in the quarter and are up 12 percent year-to-date. Disk drive product sales were strong in the quarter, along with strong U.S. and European lithography product sales.


ENGINE PRODUCTS SEGMENT
         Engine product sales for the second quarter were $138.6 million, a decrease of 13.5 percent from $160.2 million in the prior year. Year-to-date, revenues were $305.8 million, a decrease of 4.9 percent from $321.4 million in the prior year. The decrease in revenue reflects an overall slowing in the U.S. economy and difficult market conditions with customers having excess inventory and exerting price pressures on suppliers.
         Worldwide sales of medium and heavy-duty truck products declined 58 percent in the quarter and are down 52 percent year-to-date. Roughly 60 percent of this drop reflects the dramatic downturn in the North American truck market. The remaining drop reflects the company's decision to discontinue a block of business with a major customer due to unfavorable commercial terms.


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Donaldson Company, Inc.
February 22, 2001
Page 5


         Worldwide sales of off-road products declined 5 percent in the quarter but are up 2 percent year-to-date. Exclusive of translation, sales would have been equal to last year's results in the second quarter and up 6 percent year-to-date.
         Aftermarket product sales grew 2 percent in the quarter and are up 12 percent year-to-date. The results reflect slowing sales in the United States, in line with the slowing economy, and flat sales in Europe. Demand continued to be strong in Asia.


OUTLOOK
         Many of the business conditions present in the first half of fiscal 2001 are expected to influence the company's results in the second half of the year. The company expects continued strength in gas turbine product sales and special application product sales within the Industrial Products segment. Within the Engine Products segment, the company expects continued weakness in North American transportation products but expects the rate of decrease to begin to level off. Much of the plant and product rationalization costs have been incurred; consequently, future expense levels will begin to moderate. Business activity outside of North America (38 percent of revenues) should continue to offset much of the slowdown. The company expects the current economic conditions, including the strong U.S. dollar and softer U.S. industrial production, to persist throughout the remainder of fiscal 2001.

         Donaldson Company, Inc., headquartered in Minneapolis, Minnesota, is a leading worldwide provider of filtration systems and replacement parts. Founded in 1915, Donaldson is a technology-driven company committed to satisfying customer needs for filtration solutions through innovative research and development. Donaldson serves customers in the industrial and engine markets including dust collection, power generation, specialty filtration, off-road equipment, trucks, and automotive. More than 8,400 employees contribute to the company's success at roughly 40 manufacturing locations around the world. In fiscal year 2000, Donaldson reported record sales of more than $1 billion and achieved its eleventh consecutive year of double-digit earnings growth. Donaldson is a member of the S&P MidCap 400 Index and Donaldson shares are traded on the New York Stock Exchange under the symbol DCI.

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Donaldson Company, Inc.
February 22, 2001
Page 6


SAFE HARBOR STATEMENT UNDER THE SECURITIES REFORM ACT OF 1995
         The company desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and is making this cautionary statement in connection with such safe harbor legislation. This earnings release, the Annual Report to Shareholders, any Form 10-K, 10-Q or Form 8-K of the company or any other written or oral statements made by or on behalf of the company may include forward-looking statements which reflect the company's current views with respect to future events and financial performance, but involve uncertainties that could significantly impact results. The words "believe," "expect," "anticipate," "intends," "estimate," "forecast," "plan," "project," "should" and similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All forecasts and projections are "forward-looking statements" and are based on management's current expectations of the company's near-term results, based on current information available pertaining to the company, including the risk factors noted below.
         The company wishes to caution investors that any forward-looking statements made by or on behalf of the company are subject to uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other risk factors include, but are not limited to: risks associated with currency fluctuations, commodity prices, world economic factors, political factors, international operations, highly competitive markets, changes in product demand and changes in the geographic and product mix of sales, acquisition opportunities and integration of recent acquisitions, facility and product line rationalization, research and development expenditures, including ongoing information technology improvements, and governmental laws and regulations, including diesel emissions controls. For a more detailed explanation of the foregoing and other risks, see Exhibit 99, which is filed with the Securities and Exchange Commission. The company wishes to caution investors that other factors may in the future prove to be important in affecting the company's results of operations. New factors emerge from time to time and it is not possible for management to predict all such


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Donaldson Company, Inc.
February 22, 2001
Page 7


factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
         Investors are further cautioned not to place undue reliance on such forward-looking statements as they speak only to the company's views as of the date the statement is made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.














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Donaldson Company, Inc.
February 22, 2001
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                  CONDENSED STATEMENTS OF CONSOLIDATED EARNINGS
                    DONALDSON COMPANY, INC. AND SUBSIDIARIES
                (Thousands of dollars, except per share amounts)
                                   (Unaudited)

                                       Three Months Ended                 Six Months Ended
                                           January 31                        January 31
                                 -----------------------------     -----------------------------
                                     2001             2000             2001             2000
                                 ------------     ------------     ------------     ------------
Net sales                        $    279,631     $    259,256     $    569,500     $    505,806

Cost of sales                         193,315          179,661          397,228          352,330
                                 ------------     ------------     ------------     ------------
Gross margin                           86,316           79,595          172,272          153,476

Operating expenses                     58,843           53,431          116,890          102,147
                                 ------------     ------------     ------------     ------------
Operating income                       27,473           26,164           55,382           51,329

Other (income) expense                 (1,590)            (489)            (785)          (1,239)

Interest expense                        3,199            1,787            6,297            3,405
                                 ------------     ------------     ------------     ------------
Earnings before income taxes           25,864           24,866           49,870           49,163

Income taxes                            7,759            7,460           14,961           14,749
                                 ------------     ------------     ------------     ------------
Net earnings                     $     18,105     $     17,406     $     34,909     $     34,414
                                 ============     ============     ============     ============
Weighted average shares
 outstanding                       44,273,159       46,035,692       44,422,165       46,061,422

Diluted shares outstanding         45,212,000       46,823,032       45,413,550       46,948,225

Net earnings per share           $        .41     $        .38     $        .79     $        .75

Net earnings per share
 assuming dilution               $        .40     $        .37     $        .77     $        .73

Dividends paid per share         $       .075     $       .070     $       .145     $       .130

Capital Expenditures             $      8,868     $      8,869     $     15,255     $     20,112
Depreciation and Amortization    $      8,619     $      7,794     $     18,631     $     15,318
EBITDA                           $     37,405     $     33,943     $     74,256     $     66,441

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Donaldson Company, Inc.
February 22, 2001
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                    DONALDSON COMPANY, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Thousands of Dollars)
                                   (Unaudited)

                                                January 31   July 31
                                                    2001       2000
                                                  -------    -------
ASSETS

   Cash and cash equivalents                       27,427     24,149
   Accounts receivable - net                      217,039    202,361
   Inventories - net                              113,428    119,363
   Prepaid expenses and other current assets       32,384     29,606
                                                  -------    -------

             TOTAL CURRENT ASSETS                 390,278    375,479

Other assets and deferred taxes                    88,257     89,633
Property, plant and equipment - net               201,425    204,545
                                                  -------    -------

             TOTAL ASSETS                         679,960    669,657
                                                  =======    =======

 LIABILITIES AND SHAREHOLDERS' EQUITY

   Trade accounts payable                          76,044     82,320
   Employee compensation and other liabilities     56,573     68,031
   Notes payable                                   92,195     85,034
   Income taxes payable                             2,180         58
   Current maturity long-term debt                    255        279
                                                  -------    -------

             TOTAL CURRENT LIABILITIES            227,247    235,722

   Long-term debt                                  92,170     92,645
   Other long-term liabilities                     68,114     61,125
                                                  -------    -------

             TOTAL LIABILITIES                    387,531    389,492

             EQUITY                               292,429    280,165
                                                  -------    -------

             TOTAL LIABILITIES & EQUITY           679,960    669,657
                                                  =======    =======


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Donaldson Company, Inc.
February 22, 2001
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                    DONALDSON COMPANY, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Thousands of Dollars)
                                   (Unaudited)

                                                                    Six Months Ended
                                                                       January 31
                                                                  ---------------------
                                                                    2001         2000
                                                                  --------     --------
OPERATING ACTIVITIES
   Net earnings                                                   $ 34,909     $ 34,414
   Adjustments to reconcile net earnings to net
     provided by operating activities:
        Depreciation and amortization                               18,631       15,318
        Changes in operating assets and liabilities                (28,866)         169
        Other                                                        1,680       (8,349)
                                                                  --------     --------
           Net Cash Provided by Operating Activities                26,354       41,552

INVESTING ACTIVITIES

   Net expenditures on property and equipment                      (15,255)     (20,112)
   Acquisitions and investments in unconsolidated
     affiliates net of cash acquired                                   750      (30,099)
                                                                  --------     --------
           Net Cash Used in Investing Activities                   (14,505)     (50,211)

FINANCING ACTIVITIES

   Purchase of treasury stock                                      (10,297)      (4,186)
   Net change in debt                                                8,077       26,892
   Dividends paid                                                   (6,444)      (5,988)
   Other                                                               807         (260)
                                                                  --------     --------
           Net Cash Provided by (Used in) Financing Activities      (7,857)      16,458


Effect of exchange rate changes on cash                               (714)        (296)
                                                                  --------     --------
Increase in cash and cash equivalents                                3,278        7,503

Cash and Cash Equivalents-Beginning of Year                         24,149       41,944
                                                                  --------     --------
Cash and Cash Equivalents-End of Period                           $ 27,427     $ 49,447
                                                                  ========     ========


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